CERTAIN IDENTIFIED INFORMATION MARKED WITH “[***]” HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SHARE PLEDGE AGREEMENT
among

MONDEE BRAZIL, LLC.
and
MONDEE, INC.
as Pledgors,

THE FINANCIAL INSTITUTIONS,
as Secured Parties,

TCW ASSET MANAGEMENT COMPANY LLC,
as Administrative Agent,

and

ORINTER VIAGENS E TURISMO S.A.,
as intervening party

_____________________________
March 28, 2023

CERTAIN IDENTIFIED INFORMATION MARKED WITH “[***]” HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SHARE PLEDGE AGREEMENT

    This Share Pledge Agreement, dated as of March 28, 2023 (the “Share Pledge Agreement”), is entered into by and among:

1.MONDEE BRAZIL, LLC, a Delaware company registered with the Delaware Secretary of State under No. 7261315, with registered office at 251 Little Falls Drive, Wilmington, New Castle County, State of Delaware, 19808, United States of America, and registered with the Brazilian Corporate Taxpayer´s Registry (“CNPJ”) under No. 49.371.655/0001-65, herein represented in accordance with its incorporation documents (“Mondee Brazil”);

2.MONDEE, INC., a Delaware corporation registered with the Delaware Secretary of State under No. 5036854, with registered office at 160 Greentree Drive, Suite 101, City of Dover, County of Kent, State of Delaware, 19904, United States of America, and registered with the CNPJ under No. 49.371.656/0001-00, herein represented in accordance with its incorporation documents (“Mondee, Inc.”, and together with Mondee Brazil, the “Pledgors”); and

THE LENDERS made party from time to time to the Financing Agreement as Lenders (both terms as defined below), being herein represented by TCW ASSET MANAGEMENT COMPANY LLC, a limited liability company incorporated under the laws of Delaware, with its headquarters in 865 S. Figueroa Street, City of Los Angeles, State of California 90017, United States of America, herein represented in accordance with its corporate documents (the “Administrative Agent”);

    and, as an intervening party,

3.ORINTER VIAGENS E TURISMO S.A., a coporation organized and existing under the laws of Brazil, with its head office in the City of Blumenau, State of Santa Catarina, at Alameda Rio Branco, No. 238, 1st floor, sobreloja, CEP (ZIP Code) 89.010-300, enrolled with the CNPJ under No. 82.170.291/0001-20, herein represented in accordance with its bylaws (the “Company”).

WHEREAS

(1) pursuant to the Financing Agreement, dated as of December 23, 2019 (as amended, restated, supplemented or otherwise modified from time to time prior, the "Financing Agreement") , by and among Mondee Holdings, Inc., a Delaware corporation registered with the Delaware Secretary of State under No. 6917015, with its headquarters at 10800

Pecan Park Blvd., Suite 315, City of Austin, State of Texas 78750, United States of America (“Parent”), each subsidiary of the Parent listed as a “Borrower” on the Financing Agreement signature pages (together with each other person that executes a joinder agreement and becomes a “Borrower” thereunder, collectively, “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on its signature pages (together with the Parent and each other person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the obligations under the Financing Agreement, collectively, “Guarantors”), the lenders from time to time party thereto (“Lenders"), the Administrative Agent, as administrative agent for the Lenders, and the other agents indicated therein (“Agents”), the Borrowers have requested, and the Lenders have agreed to extend, credit to the Borrowers;

(2) the Administrative Agent was appointed to act on behalf of the Agents and the Lenders under the Financing Agreement and under any collateral documents securing obligations understaken by any Borrower or any Guarantor (a “Loan Party”) before the Agents and the Lenders arising from the Financing Agreement or any other document executed and delivered pursuant thereto or otherwise evidencing or securing any loan or any other obligation under the Financing Agreement;

(3) pursuant to the Share Purchase and Sale Agreement, dated as of January 31, 2023, by and between the Pledgors, OTT Holdings Ltda. and the Company (“SPA”), the Pledgors acquired 80,000 shares issued by the Company, representing 100% of the capital stock of the Company (the “Existing Shares”), out of which, 79,999 shares (equivalent to 99,999% of the Existing Shares) are currently held by Mondee Brazil, and 1 share (equivalent to 0,001% of the Existing Shares) is currently held by Mondee, Inc.; and

(5) pursuant to Section 5(b) of the Financing Agreement, the Pledgors are required to create, for the benefit of the Secured Parties, a pledge over all the Existing Shares issued by the Company, as well as certain assets and rights associated with such shares to secure the performance of the Secured Obligations (as defined below).

NOW, THEREFORE, the parties have agreed to execute this Share Pledge Agreement, which will be governed by the following clauses and conditions:

Section 1.Definitions

a.01Except as otherwise expressly provided herein, capitalized terms used in this Share Pledge Agreement or in any Exhibit hereto shall have the respective meanings assigned thereto in the Financing Agreement. All the terms defined in this Share Pledge Agreement shall have the same meaning whenever used in any other certificate or document delivered or prepared in relation to this Share Pledge Agreement, except if otherwise provided for in such certificate or document.

1.02    This Share Pledge Agreement is subject to the terms of the Financing Agreement and in the event of any conflict between the terms of this Share Pledge Agreement and the Financing Agreement, the terms of the Financing Agreement shall prevail.

Section 2.Pledge; Grant of Security Interest

2.0aIn order to secure the full and prompt payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all future and present indebtedness, obligations, and liabilities of each Loan Party under the Financing Agreement and under any collateral documents securing ogligations understaken any Loan Party, both actual or contingent, before the Secured Parties, which for legal purposes are described in Exhibit I (collectively, the “Secured Obligations”) and which the Pledgors hereby acknowledge and recognize for all legal purposes, the Pledgors irrevocably create, grant and pledge (dão em penhor), pursuant to article 1,431 et seq. of Law No. 10,406, as of January 10, 2002, as amended from time to time (the “Brazilian Civil Code”) and of articles 39 and 113 of the Law No. 6,404, as of December 15, 1976, as amended from time to time (the “Brazilian Corporations’ Law”), in favor of the Secured Parties, herein represented by the Administrative Agent, and its respective successors and assigns, an exclusive and absolute first priority pledge (the “Pledge”), over:

(a)     the totality of the Existing Shares; and

(b)     subject to the provisions of Section 9 below, all cash, dividends, interest on equity (juros sobre capital próprio), economic rights, distributions and any other amounts credited, paid, distributed or otherwise delivered, or to be credited, paid, distributed or otherwise delivered, for any reason, to the Pledgors upon any collection, exchange, sale or other disposition of any of the Pledged Shares (as defined below), as well as any assets or rights into which the Pledged Shares are or may be converted at any time (including any deposits, securities or negotiable instruments), and all other amounts paid or payable under or in connection with any of the Pledged Shares, and, in any event, including dividends from the Pledged Shares (the “Assets and Rights Related to the Pledged Shares” and, together with the Pledged Shares, the “Pledged Assets and Rights”).

2.0bIn compliance with the terms and conditions of the Financing Agreement, the pledge created pursuant to this Share Pledge Agreement shall be automatically extended to any new shares issued, acquired or distributed by the Company (the "Additional Shares" and collectively with the Existing Shares, the “Pledged Shares”). Notwithstanding, an amendment to this Share Pledge Agreement, in form and substance satisfactory to the Administrative Agent, shall be executed within 10 (ten) days as of the date on which any Additional Shares are issued, acquired or distributed, in order to formalize such extension, as well as the procedures described in Section 3.03 below.

2.0cIn compliance with the terms and conditions of the Financing Agreement, the Pledgors and the Company shall (i) enter into amendments to this Share Pledge Agreement, as and when determined in this Share Pledge Agreement, in order to extend the security created hereunder to any Additional Shares (which shall then be subject to all terms and conditions provided herein) promptly after title to such Additional Shares is acquired, as well (ii) the procedures described in Section 3.03 below.

2.0dAll costs, expenses and obligations required for the performance and perfection of this Share Pledge Agreement will be payed and complied with by the Pledgors and the Company.

Section 3.Filings

3.0aThe Company shall, as soon as possible and in any event no later than five (5) business days, as from the execution of the Share Pledge Agreement, provide to the Administrative Agent an original copy of this Share Pledge Agreement duly executed, along with its respective sworn translation into Portuguese language, duly registered with the competent Registry of Titles and Deeds (Cartório de Registro de Títulos e Documentos) in the City of Blumenau, State of Santa Catarina, Brazil. The Company shall provide an original copy of all amendments to this Share Pledge Agreement to the Administrative Agent within 5 (five) business days from their execution, along with its respective sworn translation into Portuguese language, duly registered with the competent Registry of Titles and Deeds (Cartório de Registro de Títulos e Documentos) in the City of Blumenau, State of Santa Catarina, Brazil. All documented expenses incurred in connection with such registrations shall be borne by the Company.

3.0bThe Administrative Agent shall provide to the Pledgors or to the Company or procure that the Secured Parties provide to the Pledgors or to the Company, as soon as possible, any and all documents and information necessary or convenient to perform the formalities provided for in Section 3.01 above.

3.0cThe Pledgors and the Company shall, as soon as possible and in no event no later than two (2) business days after the execution of this Share Pledge Agreement or after the execution of any amendment to this Share Pledge Agreement, present to the Administrative Agent the relevant corporate books of the Company indicating the creation of the pledge over the Pledged Assets and Rights with the following annotation:

“Pursuant to the Share Pledge Agreement, entered on March 28, 2023 (“Share Pledge Agreement”), [MONDEE BRAZIL, LLC / MONDEE, INC.] pledged all of the shares held by it in the company, as well as all dividends, interests on equity (juros sobre capital próprio) and economic rights related thereto in benefit of the secured parties represented by TCW ASSET MANAGEMENT COMPANY LLC, as the administrative agent, as set forth in Article 39 et seq. of the Brazilian Corporation Law, in order to secure the Secured Obligations (as such term is defined in the Share Pledge Agreement)”.

3.0dThe Pledgors and the Company hereby undertake to maintain the relevant annotation of the pledge created hereby or in connection with any Pledged Assets and Rights in full force and effect in the relevant corporate books of the Company until the release of the security interests created hereby in accordance with Section 10 below.

Section 4.Representations and Warranties

4.0aWithout prejudice to the representations and warranties given under the Finance Documents, each of the Pledgors and the Company (as the case may be) hereby represents, warrants and agrees to the Administrative Agent and the Secured Parties, that:

(1)the (i) Company is an entity duly organized and existing pursuant to Brazilian law, and (ii) Pledgors are entities duly organized and existing pursuant to the Laws of Delaware, with all powers and corporate authorizations to conduct their businesses as they are currently conducted and to hold its assets and properties as they are currently held;

(2)the Pledgors own all rights, title and interest in, to and under all of the Pledged Assets and Rights which they have pledged to the Secured Parties, subject to no security or other encumbrance other than those created hereby or permitted under the Financing Agreement and the Pledgors have all the requisite power, authority and legal rights, including from third parties, (i) to execute, deliver and perform this Share Pledge Agreement and any amendment hereto, (ii) to grant the powers of attorney in connection with this Share Pledge Agreement, (iii) to pledge the Pledged Assets and Rights and (iv) to take all other actions and perform all obligations hereunder and thereunder;

(3)the security interest created hereby constitutes a legal, valid and, upon completion of the registration and annotation required by Section 3, a perfected first priority security interest in the Pledged Assets and Rights, securing the payment of the Secured Obligations, binding and enforceable in accordance with the terms hereof against the Pledgors and the Company;
(4)the Whereas (4) above completely and accurately sets forth the number of shares issued by the Company and owned by the Pledgors on this date;

(5)the Pledged Shares have been duly authorized, validly issued, subscribed and fully paid-in in compliance with applicable laws;

(6)the execution, delivery, performance and grant of the pledge as created hereby have been duly authorized by all necessary corporate actions on the part of the Pledgors and the Company and do not (i) violate any provision of any charter or other organizational documents of the Pledgors and the Company or (ii) conflict with, result in a breach of, or constitute (or, with the giving of notice or lapse of time or both, would constitute) a default under, or, except for consents and approvals that have been obtained and are in full force and effect, require the approval or consent of any person pursuant to, any material contractual obligation of the Pledgors and the Company, or violate any applicable law decree, rule, order, decision or resolution of any authority or government entity binding on the Pledgors and the Company in any material aspect or that affects any of its assets and rights in any material aspect;

(7)the Pledged Assets and Rights pledged as security by the Pledgors hereunder are within their disposition and control;

(8)the organizational documents of the Pledgors do not restrict or otherwise limit their respective rights to grant the pledge in relation to the Pledged Assets and Rights;

(9)except as contemplated herein or in the Financing Agreement, the Pledgors have not sold or granted any rights of pre-emption over or agreed to sell or grant any right of pre-emption over or otherwise disposed of or agreed to dispose of the benefit of all or any of its rights, title and interest in and to all of the Pledged Assets and Rights;

(10)the powers of attorney to be executed by the Pledgors in connection with this Share Pledge Agreement shall be valid, binding, and enforceable and will give the Administrative Agent the rights and authority they purport to give; and the Pledgors have not executed any other powers of attorney or similar documents, instruments or agreements with respect to the Pledged Assets and Rights, except as required by or contemplated under the Financing Agreement authorizing the signature of other documents of which it is a party;

(11)the Pledgors and the Company (and each of their directors, officers, employees, agents and authorized representatives, as the case may be) conduct its businesses in compliance with applicable anti-corruption laws and institute and maintain policies and procedures designed to promote and achieve compliance with such laws, including Brazilian Federal Law No. 12,846, as of August 1st, 2013;

(12)neither the Pledgors nor any of its Pledged Assets and Rights referred in Section 2 herein has any immunity (or right to claim that they have immunity) from suit, jurisdiction of any court or from any legal process (whether through service, notice, attachment prior to judgment, attachment in aid of execution, sovereign immunity, or otherwise);

(13)the Pledgors and the Company hereby acknowledge and agree that each of and all obligations assumed or that may be imputed hereunder in connection with this Share Pledge Agreement are, to the fullest extent permitted by law, subject to specific performance in accordance with inter alia articles 497, 814 and following of the Law No. 13,105, of March 16, 2015, as amended from time to time (the “Brazilian Code of Civil Procedure”); and

(14)pursuant to Section 12, paragraphs 1 and 2 of the Company’s Bylaws, the Pledgors, as shareholders of the Company, hereby authorize the Company’s directors to execute this Share Pledge Agreement.

Section 5.Covenants

5.0aExcept as otherwise permitted in the Finance Agreement and without prejudice to any other covenants and obligations thereunder, each of the Pledgors and the Company (as the case may be) covenants and agrees with the Administrative Agent and the Secured Parties, that from and after the date of this Share Pledge Agreement until the termination of this Share Pledge Agreement pursuant to Section 10:

(1)if the Pledgors acquire or receive for any reason any Additional Shares, at any time after the date of this Share Pledge Agreement, the Pledgors shall within ten (10) days from the date of such acquisition or receipt, (i) enter into an amendment to this Share Pledge Agreement, in form and substance satisfactory to the Administrative Agent, upon the Administrative Agent instructions, and to be further executed and delivered to the Administrative Agent, so as to extend the security herein created to such Additional Shares and the Pledged Assets and Rights relating thereto, as applicable, and (ii) take the applicable actions provided for in Section 3 above (or any other action required to be taken pursuant to the then applicable laws and regulations) to perfect such security;

(2)the Pledgors shall maintain always valid, effective and in good standing all authorizations required for fulfilling the obligations undertaken in this Share Pledge Agreement, and taking all measures required under applicable law to enforce the provisions hereof in order to maintain, preserve and protect the Pledged Assets and Rights;

(3)without the prior written consent of the Administrative Agent or as expressly permitted under the Financing Agreement and the other Loan Documents, the Pledgors shall not (i) create, incur or permit to exist any security in favor of, or any claim of any person with respect to the Pledged Assets and Rights, except for Permitted Liens and the security interest created hereby, or (ii) sell, assign, transfer, exchange, or otherwise dispose of the Pledged Assets and Rights. The Pledgors shall defend the right, title and interest of the Secured Parties for the benefit of the Secured Parties in and to the Pledged Assets and Rights against the claims and demands of all persons whomsoever;

(4)the Pledgors shall preserve and maintain Company’s legal existence as a corporation (sociedade anônima) under the laws of Brazil and shall comply with its organizational documents;

(5)the Pledgors shall notify the Administrative Agent of any default (and the steps, if any, being taken to remedy it) under this Share Pledge Agreement promptly upon becoming aware of its occurrence;

(6)the Pledgors and the Company shall give written notice to the Administrative Agent promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against the Pledgors or the Company, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect (as defined in the Financing Agreement);

(7)the Pledgors shall supply to the Administrative Agent (a) promptly, such information as the Administrative Agent may reasonably require about the compliance of the Pledgors and the Company with the terms of this Share Pledge Agreement, and (b) promptly on request, any of the reports and information required under Sections 7.01(a)(i)-(iii) and (v) of the Financing Agreement;

(8)If any Event of Default under the Financing Agreement (“Enforcement Event”) shall have occurred and be continuing, the Pledgors shall (i) comply with all reasonable written instructions in connection with the Pledged Assets and Rights received from the Administrative Agent in the exclusive benefit of the Secured Parties, and/or (ii) execute all necessary documents (including transfers) and perform all necessary actions (including the delivery, transfer, assignment or payment of all or part of the Pledged Assets and Rights to the Administrative Agent, any of its delegate, or any transferee of the Pledged Assets and Rights, as the case may be and in each case to the full extent as permitted by the applicable law) that the Administrative Agent, acting for the exclusive benefit of the Secured Parties, may reasonably specify for the purpose of (1) facilitating the enforcement and realization of the pledge created herein; (2) enabling the Administrative Agent to exercise its rights in connection with the Pledged Assets and Rights; (3) procuring the transfer of the Assets and Rights into the name of the Secured Parties, represented by the Administrative Agent or its delegate, agent or such purchasers as the Secured Parties, represented by the Administrative Agent shall direct; and (4) exercising the remedies provided herein or by any applicable law;

(9)the Pledgors shall not enter into any agreement that could reasonably be expected to restrict or inhibit the Secured Parties rights or ability to sell or otherwise dispose of the Pledged Assets and Rights or any part thereof, except as provided in the Financing Agreement; and

(10)the Company (and each of their directors, officers, employees, agents and authorized representatives) shall conduct its businesses in compliance with applicable anti-corruption laws and institute and maintain policies and procedures designed to promote and achieve compliance with such laws, including Brazilian Federal Law No. 12,846, as of August 1st, 2013.

5.0bFurther Assurance. The Pledgors shall, at their own expense, from time to time, execute such further documents and instruments as may be reasonably required to enable the Secured Parties, represented by the Administrative Agent, to protect the rights created hereby in connection with the Pledged Assets and Rights or any part thereof or the exercise by the Secured Parties, represented by the Administrative Agent, of any of the rights, powers and authorities vested in it by this Share Pledge Agreement.

Section 6.Rights and Powers of the Secured Parties upon an Enforcement Event

6.01    Enforcement. If an Enforcement Event shall have occurred and be continuing, the Administrative Agent may and shall be entitled to, on behalf of the Secured Parties, irrespective of any prior written notice to the Pledgors, without limitation and in addition to any and all rights with respect to the Pledged Assets and Rights granted to the Secured Parties under the Financing Agreement:

(1)dispose of the Pledged Assets and Rights (or any part thereof), collect any proceeds arising from the sale of the Pledged Assets and Rights and privately or publicly sell, assign, give option or options to purchase or otherwise dispose of and deliver the Pledged Assets and Rights or any part thereof at the best price and conditions presented by the potential buyers, pursuant to the provisions set forth in articles 1,433, item IV, and 1,435, item V, of the Brazilian Civil Code, the Administrative Agent and the Secured Parties (as the case may be) being vested with all necessary powers incidental thereto, including, without limitation, the power and authority to execute amendments to the bylaws of the Company, to purchase foreign currency and make all remittances abroad, to sign any necessary foreign exchange contract with financial institutions in Brazil that may be required to make such remittances and to represent the Pledgors before the Central Bank of Brazil, financial institutions, private and public legal entities, the Board of Trade of the State of Santa Catarina (Junta Comercial do Estado de Santa Catarina) and any other Brazilian governmental authority when necessary to accomplish the purposes of this Share Pledge Agreement;

(2)take all necessary actions and execute and deliver any instrument before, and apply for all authorizations and consents from, any governmental authority in the case of a private or public sale of the Pledged Assets and Rights in accordance with the terms and conditions set out therein;

(3)take any action and execute and deliver any instrument consistent with the terms of the Share Pledge Agreement as the Administrative Agent may reasonbly consider to be required to accomplish the purposes of the Share Pledge Agreement; and

(4)take any action and execute and deliver any instrument as may be reasonably required to perfect the security created by the Share Pledge Agreement.

6.02     If any Event of Default under the Financing Agreement has occurred and is continuing, any notice served by the Administrative Agent upon an Enforcement Event shall be conclusive as against the Pledgors and all other third parties (irrespective of any notice to the contrary by the Pledgors or any other person absent manifest error).

6.03     Any monies received by the Administrative Agent through the exercise of the remedies described in Section 6.01 shall be used exclusively for application in or towards payment of the Secured Obligations in accordance with the terms of the Financing Agreement.

6.04    The Pledgors hereby waive any claim against the Administrative Agent or any other Secured Parties arising by reason of the fact that the price at which the Pledged Assets and Rights may have been sold at a private (amicable) sale conducted by the Administrative Agent was less than the price which might have been obtained at a judicial auctioning or was less than the alleged aggregate amount of the Secured Obligations or alleged market price of the Pledged Assets and Rights.

6.05    Power of Attorney. The Pledgors hereby, irrevocably and irreversibly and as a means to comply with the obligations set forth herein, in accordance with article 684 and the sole paragraph of article 686 of the Brazilian Civil Code, appoint the Administrative Agent as their attorney-in-fact, and for such purpose they shall execute and deliver to the Administrative Agent on the date hereof power-of-attorney substantially in the form of Exhibit II hereto. The Pledgors agree to deliver equivalent powers-of-attorney to each successor or delegate of the Administrative Agent and otherwise as necessary to ensure that the Administrative Agent or its delegate has powers to carry out the acts and rights specified herein. The powers-of-attorney issued pursuant to this Share Pledge Agreement shall remain valid and in place until the later of the term of this Share Pledge Agreement and the full repayment or termination of the Secured Obligations. Notwithstanding the aforementioned, the Pledgors shall renew such powers-of-attorney at least thirty (30) days prior to its expiration.

Section 7.Amendments, etc. with Respect to the Secured Obligations

7.01    The Pledgors shall remain obligated hereunder, and the Pledged Assets and Rights shall remain subject to the pledge done hereunder, at all times until the termination of this Share Pledge Agreement pursuant to Section 10, notwithstanding that, and without limitation and without any reservation of rights against the Pledgors, and without notice to or further assent by the Pledgors:

(1)any demand for payment of any of the Secured Obligations made by any Secured Party is rescinded by such Secured Party in accordance with the terms of the Financing Agreement;

(2)the liability (including, without limitation, the Secured Obligations) of any of the parties to the Financing Agreement is, from time to time, in whole or in part, renewed, amended, increased, modified, accelerated, compromised, waived, surrendered, or released by the Secured Parties;

(3)the Financing Agreement may be amended, modified or supplemented, in whole or in part, in accordance with the terms of such agreement;

(4)any change in the time, manner or place of payment of, or any other term of the Secured Obligations (including any increase or decrease in the amount thereof) or any other amendment or waiver or any consent to any departure from the Financing Agreement;

(5)the Secured Parties and the Administrative Agent take any action (or fail to take any action) under or in respect of the Financing Agreement in the exercise of any remedy, power or privilege contained therein or at law, equity or otherwise, or waive any remedy, power, privilege or extend the time for performance of any obligation under the Financing Agreement;

(6)any guaranty, right to set-off or other collateral security at any time held by the Administrative Agent in its own name or for the benefit of the Secured Parties for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released; and

(7)any failure by the Administrative Agent or any other Secured Party to protect, secure, perfect or insure any Security created under the Financing Agreement.

Section 8.Pursuit of Rights and Indemnity

8.01    Notwithstanding the provisions arising out from the Financing Agreement, the Administrative Agent has been granted powers to, among others (i) perform all acts, of any nature, required or necessary for the execution, enforcement and foreclosure of the Financing Agreement, or for the delivery of the security interests and the perfection (including registration or filing) and monitoring of the security established herein pursuant to the Financing Agreement, including but not limited to, any pledge with or without transfer of possession, mortgage, assignment or transfer of title for security purposes and any document or instrument related thereto the representation of the Secured Parties; and (ii) perform all acts of any nature required or necessary to enforce the guarantee which is the subject matter of the Financing Agreement.

8.02    The parties hereby irrevocably acknowledge and agree and that the rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided to the Secured Parties and the Administrative Agent under the Financing Agreement. The provisions set forth herein does not prevent nor restrict in any manner the powers and rights granted to the Administrative Agent and the indemnification provisions set forth in in the Financing Agreement.

8.03    The Administrative Agent will act as an attorney-in-fact (procurador) of the Secured Parties, in accordance with article 653 et seq of the Brazilian Civil Code.

Section 9.Certain Rights Related to the Pledged Assets and Rights

9.01    So long as no Enforcement Event shall have occurred and by continuing, the Pledgors shall have the right to receive dividends, interest or other payments made in respect of the Pledged Assets and Rights and to exercise the voting rights relating to the Pledged Shares or any part thereof, provided that the Pledgors shall not vote in a shareholders meeting of the Company or grant any consent, waiver or ratification or take any other action with respect thereof, in any manner which would violate or be inconsistent with any terms of this Share Pledge Agreement or the Financing Agreement. In particular, the Pledgors shall not vote any of the following matters, without the prior written consent of the Administrative Agent:

(1)the sale, encumbrance of a substantial portion of the assets of the Company, except as authorized in accordance with the terms of the Financing Agreement;

(2)the merger (incorporação), amalgamation (fusão), spin-off (cisão), consolidation (consolidação) or corporate reconstruction (reestruturação societária) of the Company, conversion of the Company into a limited liability company (sociedade limitada) or any other type of corporate reorganization, except as authorized in accordance with the terms of the Financing Agreement; and

(3)the performance of any act or the execution of any document, for the purpose of approving, requesting, filing or agreeing with the judicial or extrajudicial reorganization (recuperação judicial ou extra-judicial), the bankruptcy or liquidation of the Company, except as authorized in accordance with the terms of the Financing Agreement.

9.02        Upon the occurrence and during the continuance of an Enforcement Event, the Administrative Agent, acting in the exclusive benefit of the Secured Parties and in accordance to their instructions, shall be permitted to collect and retain on behalf and for the benefit of the Secured Parties all cash dividends, interest and other payments made in respect of the Pledged Assets and Rights necessary for the full payment of the Secured Obligations and shall be entitled to exercise or direct the exercise by the Pledgors of the voting rights related to the Pledged Shares.

9.03    For the purposes of Section 9.02 above, upon the occurrence and during the continuance of an Enforcement Event, the Pledgors shall inform the Administrative Agent, at least ten (10) days in advance, of the dates on which the corporate events are to be held, the purpose of which is to deliberate on any of the aforementioned matters, as the case may be, so that the Administrative Agent, acting for the exclusive benefit of the Secured Parties, can previously inform the Pledgors whether or not it will exercise its voting right, setting, if applicable, a vote to be issued by the Company to the extent permitted by Section 9.02 above.

9.04        As a result of Section 9.03 hereinabove, upon the occurrence and during the continuence of an Enforcement Event (a) the Pledgors undertake to attend the deliberative meetings of the Company and (whenever so required hereby) to follow the voting instruction given by the Administrative Agent, acting in accordance to the Administrative Agent instructions, for the exclusive benefit of the Secured Parties and as instructed by them, as contemplated in such Section, (b) the Company undertakes, until the termination of the pledge created pursuant to this Share Pledge Agreement, to send to the Administrative Agent a certified copy of the minutes of any and all corporate acts dealing with such matters, duly registered with the Board of Trade of the State of Santa Catarina (Junta Comercial do Estado de Santa Cataria), if required under applicable law or the bylaws of the Company, including if applicable, previous meetings of shareholders dealing with such matters, within ten (10) days of the respective occurrence.

9.05        The Pledgors hereby waive, in favor of the Administrative Agent and the Secured Parties, any legal privilege that may affect the enforceability of any rights of the Secured Parties under this Share Pledge Agreement, being such resignation extended, inclusive and without any limitation, to any right of first offer.

9.06        In case of enforcement of the pledge created hereby, the Pledgors waive to their sub-rogation rights due to any foreclosure and shall not have any right to recover from the the Secured Parties or the buyer of the Pledged Shares any amount resulting from the sale and transfer of the Pledged Shares, not subrogating themselves, therefore, to the credit rights related to the Secured Obligations. The Pledgors recognize, thus: (a) that will not file any claim or action against the Secured Parties or against the buyers of the Pledged Shares in connection to such subrogation, and (b) that the absence of subrogation does not trigger unlawful enrichment of the Secured Parties or the buyers of the Pledged Shares.

9.07        The Pledgors recognize that the non-subrogation provided in the aforementioned Section shall not trigger unlawful enrichment to any party, considering that: (a) the Pledgors are indirect beneficiaries of the Financing Agreement; and (b) the residual amount resulting from the sale of the Pledged Shares shall be repaid to the Pledgors after the payment of all Secured Obligations.

Section 10.Termination and Release

10.01    Upon the ocurrence of the Termination Date, this Share Pledge Agreement shall terminate and the Administrative Agent, acting on behalf of the Secured Parties, and in accordance to their instructions shall: (a) issue and sign a release notice (the “Release Notice”) to the Company and the Pledgors authorizing the cancellation of the annotation in the relevant corporate books of the Company which indicates the creation of the pledge over the Pledged Assets and Rights; and (b) issue and sign any and all other documents that the Company or the Pledgors may reasonably request from the Administrative Agent to conclude the aforementioned cancellation or, if applicable, to obtain explicit recognition of the release and full discharge of the Secured Obligations (the “Release Documents”). Any expenses connected with the Release Documents shall be supported solely by the Company.

10.02    If any discharge, release or arrangement is made by the Administrative Agent, in whole or in part on the basis of payment, security or other disposition which is avoided or must be restored in insolvency, bankruptcy (falência), judicial or extrajudicial reorganization (recuperação judicial ou extrajudicial), liquidation, administration or otherwise, without limitation, then the liability of the Pledgors will continue or be reinstated as if the discharge, release or arrangement had not occurred.

10.03    All agreements, representations and warranties made herein shall survive the execution and delivery of this Share Pledge Agreement and the Financing Agreement and shall continue as valid and enforceable agreements, representations and warranties (when made hereunder) until the termination of this Share Pledge Agreement pursuant to Section 10.01 above.

Section 11.Cumulative Remedies

11.01    The rights, powers and remedies of the Administrative Agent and the other Secured Parties under this Share Pledge Agreement are cumulative and shall be in addition to all rights, powers and remedies available to the Administrative Agent and the other Secured Parties pursuant the Financing Agreement, any other collareral documents executed in connection with the Financing Agreement and at law, in equity or by statute. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of the Administrative Agent and the other Secured Parties hereunder.

Section 12.Waiver and Amendments

12.01    Any delay or waiver by the Secured Parties (through the Administrative Agent) to enforce their powers or rights hereunder shall not operate nor be construed as a waiver hereof or amendment hereto, unless otherwise expressly agreed by the Secured Parties under the Financing Agreement.

12.02    The Pledgors hereby expressly waive the benefits of articles 333, 363 to 366of the Brazilian Civil Code.

12.03    Notwithstanding any provisions of this Share Pledge Agreement, no amendment of any provision hereof (including any waiver or consent relating thereto) shall be effective unless made in accordance with the provisions of the Financing Agreement.

Section 13.    Waiver of Immunity

13.01    To the extent that the Pledgors have or hereafter may be entitled to claim or may acquire, for themself or any of the Pledged Shares, any immunity from suit, jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to themself or their property, the Pledgors hereby irrevocably waive such immunity in respect of their obligations hereunder to the extent permitted by applicable Law.

Section 14.Severability

14.01    If any provision of this Share Pledge Agreement shall be held to be invalid, illegal or unenforceable under applicable Law in any jurisdiction, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, and shall not affect any other provisions hereof or the validity, legality or enforceability of such provision in any other jurisdiction. Where provisions of any applicable Law resulting in such prohibition or unenforceability may be waived they are hereby waived by the parties hereto to the fullest extent permitted by applicable Law so that this Share Pledge Agreement shall be deemed a valid and binding agreement.

Section 15.Authority of the Administrative Agent.

15.01    The Pledgors acknowledge that the rights and responsibilities of the Administrative Agent under this Share Pledge Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, request, judgment or other right or remedy provided for herein or resulting or arising out of this Share Pledge Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Financing Agreement, the other Loan Documents and by other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgors, the Administrative Agent shall be conclusively presumed to be acting as representative and attorney-in-fact for the Secured Parties with full and valid authority so to act or refrain from acting, and Pledgors shall be under no obligation to make any inquiry respecting such authority.

15.02    The Administrative Agent executes this Share Pledge Agreement as administrative agent in the exercise of the powers and authority conferred and vested in it under the Financing Agreement for and on behalf of the Secured Parties. It will exercise its powers, rights, duties and authority under this Share Pledge Agreement in the manner provided for in the Financing Agreement and, in so acting, the Administrative Agent shall have the protections, immunities, rights, powers, authorisations, indemnities and benefits conferred on it under and by the Financing Agreement.

15.03    Assignment by the Administrative Agent. To the extent a new administrative agent is appointed under the Financing Agreement, the Administrative Agent may assign any or all of its right, title and interest in and to this Share Pledge Agreement to such administrative agent or a designee thereof without the consent of the parties hereto. Upon notice by the Administrative Agent, this Share Pledge Agreement shall be amended to reflect such assignment. In any or all such cases, this Share Pledge Agreement shall continue to secure the payment in full as and when due of the Secured Obligations.

Section 16.No Impairment of Other Security Interests. Application of Proceeds

16.01    The security provided for in this Share Pledge Agreement shall be in addition to and independent of every other security that the Secured Parties (collectively or individually) may at any time hold for any of the Secured Obligations, whether or not under the Financing Agreement, and nothing contained in this Share Pledge Agreement shall be construed as impairing or extinguishing any rights of any Secured Parties under the Financing Agreement or any other document related to it.

16.02    Any monies received by the Secured Parties through the exercise of its remedies hereof shall be exclusively applied in accordance with the terms of the Financing Agreement.

Section 17.Complete Agreement; Successors and Assigns

17.01    This Share Pledge Agreement is intended by the parties as the final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement. This Share Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 18.Governing Law; Jurisdiction.

18.01    This Share Pledge Agreement shall be governed by and construed and interpreted in accordance with the laws of Brazil. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts sitting in the City of São Paulo, State of São Paulo, Brazil, in any action or proceeding to resolve any dispute or controversy related to or arising from this Share Pledge Agreement and the parties hereto irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such courts. The parties hereto expressly waive the right to call any other court, regardless how privileged it may be; provided that nothing in this clause shall (nor shall it be construed so as to limit the right of the Administrative Agent or the Secured Parties to take action or proceedings against the Pledgors and/or the Company in any other court of competent jurisdiction nor shall the taking of action or proceeding in any one or more jurisdictions preclude the taking of action or proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

Section 19.No Duty on Administrative Agent’s Part

19.01    The powers conferred to the Administrative Agent hereunder are solely to protect the Administrative Agent’s and the other Secured Parties’ interests in the Pledged Assets and Rights and shall not impose any duty upon the Administrative Agent to exercise or on the other Secured Parties to cause the Administrative Agent to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Administrative Agent nor any other Secured Party nor any of their respective officers, directors, employees or agents shall be responsible to the Pledgors for any act or failure to act hereunder.

Section 20.Specific Performance

20.01    This Share Pledge Agreement is an extrajudicial enforceable instrument (título executivo extrajudicial) and, for the purposes of this Share Pledge Agreement and of each amendment hereto, the Administrative Agent, representing the Secured Parties, may pursue specific performance of the obligations of the Pledgors according to the Brazilian Code of Civil Procedure.

Section 21.Notices

21.01    The provisions of Section 12.01 (Notices) of the Financing Agreement shall apply to this Share Pledge Agreement, being understood that all notices shall be sent to the Pledgors, the Administrative Agent and the Company at the addresses set out below or to such other addresses as any of them may hereafter specify to the other party in writing.

(a) To the Pledgors:

MONDEE BRAZIL, LLC
C/ 10800 Pecan Park Blvd., Suite 315
City of Austin, State of Texas 78750, United States of America
A/C: [***]
Phone/Fax: [***]
E-mail: [***]
and
MONDEE, INC.
C/ 10800 Pecan Park Blvd., Suite 315
City of Austin, State of Texas 78750, United States of America
A/C: [***]
Phone/Fax: [***]
E-mail: [***]

(b) To the Administrative Agent:

TCW ASSET MANAGEMENT COMPANY LLC
C/ 1251 Avenue of the Americas, Suite 4700
City of New York, State of New York 10020, United States of America
A/C: [***]
Phone/Fax: [***]
E-mail: [***]

(c) To the Company:

ORINTER VIAGENS E TURISMO S.A.
Alameda Rio Branco, No. 238, 1st floor, sobreloja
CEP 89010-300, City of Blumenau, State of Santa Catarina, Brazil
A/C: [***]
Phone/Fax: [***]
E-mail: [***]
Section 22.Prevailing Language

22.01    This Share Pledge Agreement is being executed in English, and a certified Portuguese translation will be prepared for purposes of public filings at the Company’s cost. In the event of any discrepancy or inconsistency between a term or provision of the document in English and a term or provision of the certified Portuguese translation, the meaning ascribed in the English language version of this Share Pledge Agreement shall prevail.

Signature page 1/4 of the Share Pledge Agreement, entered into on March 28, 2023, by and among Mondee Brazil, LLC and Mondee, Inc., as Pledgors, the Financial Institutions, as Lenders, represented by TCW Asset Management Company LLC, as Administrative Agent, and Orinter Viagens e Turismo S.A., as intervening party.

IN WITNESS WHEREOF, the parties have executed this Share Pledge Agreement in two counterparts of equal content and form before the two witnesses specified below.

MONDEE BRAZIL, LLC, as Pledgor

By_/s/ Prasad Gundumogula_______________
Name: Prasad Gundumogula
Title: Manager

State of Texas

County of Travis

I do hereby certify that Prasad Gundumogula, a manager of Mondee Brazil, LLC, personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my hand and official seal, this the 28th day of March 2023.

(Official Seal)    /s/ Maureen Ratel_____
    Official Signature of Notary

    Maureen Ratel, Notary Public
    Notary’s printed name

    My Commission Expires:01/16/2026

MONDEE, INC, as Pledgor

By_/s/ Prasad Gundumogula___________
Name: Prasad Gundumogula
Title: CEO

State of Texas

County of Travis

I do hereby certify that Prasad Gundumogula, CEO of Mondee, Inc., personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my hand and official seal, this the 28th day of March 2023.

(Official Seal)    /s/ Maureen Ratel_____
    Official Signature of Notary

    Maureen Ratel, Notary Public
    Notary’s printed name

    My Commission Expires:01/16/2026

Signature page 2/4 of the Share Pledge Agreement, entered into on March 28, 2023, by and among Mondee Brazil, LLC and Mondee, Inc., as Pledgors, the Financial Institutions, as Lenders, represented by TCW Asset Management Company LLC, as Administrative Agent and Orinter Viagens e Turismo S.A., as intervening party.

TCW ASSET MANAGEMENT COMPANY LLC, as Administrative Agent
By_/s/Gabriel de Castro Dias_________ Name: Gabriel de Castro Dias Title: Attorney-in-fact

Signature page 3/4 of the Share Pledge Agreement, entered into on March 28, 2023, by and among Mondee Brazil, LLC and Mondee, Inc., as Pledgors, the Financial Institutions, as Lenders, represented by TCW Asset Management Company LLC, as Administrative Agent and Orinter Viagens e Turismo S.A., as intervening party.

ORINTER VIAGENS E TURISMO S.A., as intervening party
By_/s/ Ana Maria Berto______ Name: Ana Maria Berto Title:	By_____________________________ Name: Title:

Signature page 4/4 of the Share Pledge Agreement, entered into on March 28, 2023, by and among Mondee Brazil, LLC and Mondee, Inc., as Pledgors, the Financial Institutions, as Lenders, represented by TCW Asset Management Company LLC, as Administrative Agent and Orinter Viagens e Turismo S.A., as intervening party.

Witnesses:

/s/ Guilherme Latessa Jeong
Name: Guilherme Latess Jeong
ID: ***

/s/ Gabriel Beretta de Oliveira Mattas
Name: Gabriel Beretta de Oliveira Mattas
ID: ***

EXHIBIT I

DESCRIPTION OF THE SECURED OBLIGATIONS

For the purposes of Article 1,424 of the Brazilian Civil Code, the Secured Obligations are estimated to be, but not limited to, the following:

a. Estimated Amount:	(i) Revolving Credit Commitment: US$15,000,000. (ii) Redesignated Term Loans: US$ 152,752,696.44. (iii) Lender's Amendment No. 9 Term Loan Commitment: US$15,000,000.
b. Interest:
(a) Revolving Loans: each Revolving Loan shall be either a Reference Rate Loan or a SOFR Loan. Each Revolving Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until repaid, at a rate per annum equal to the Reference Rate plus the Applicable Margin. Each Revolving Loan that is a SOFR Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until repaid, at a rate per annum equal to the Adjusted Term SOFR for the Interest Period in effect for such Loan plus the Applicable Margin.

(b) Term Loan: at the option of the Administrative Borrower, the Term Loan (including, without limitation, the PIK Amount relating thereto) or any portion thereof shall be either a Reference Rate Loan or a SOFR Loan. Each portion of the Term Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until repaid, at a rate per annum equal to the Reference Rate plus the Applicable Margin, and each portion of the Term Loan that is a SOFR Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Loan until repaid, at a rate per annum equal to the Adjusted Term SOFR for the Interest Period in effect for the Term Loan (or such portion thereof) plus the Applicable Margin; provided that (i) all interest accruing on the Term Loan during the period from December 24, 2019 through and including March 31, 2021 shall be paid by capitalizing such interest and adding such capitalized interest to the then outstanding principal amount of the Term Loan, (ii) all interest accruing on the Term Loan during the period from April 1, 2021 through June 30, 2021 at a rate per annum of up to 5.00% may be paid by capitalizing such interest and adding such capitalized interest to the then outstanding principal amount of the Term Loan if the Administrative Borrower elects to so capitalize such interest, (iii) all interest accruing on the Term Loan during the period from July 1, 2021 through December 31, 2021 at a rate per annum of up to 4.00% may be paid by capitalizing such interest and adding such capitalized interest to the then outstanding principal amount of the Term Loan if the Administrative Borrower elects to so capitalize such interest, (iv) all interest accruing on the Term Loan during the period from September 30, 2021 through March 31, 2022 shall be paid by capitalizing such interest at a rate per annum equal to (A) for each portion of the Term Loan that is a Reference Rate Loan, the Reference Rate plus the Applicable Margin and (B) for each portion of the Term Loan that is a SOFR Loan, the Adjusted Term SOFR plus the Applicable Margin, and, in each case, adding such capitalized interest to the then outstanding principal amount of the Term Loan, and (v) after receipt of the SPAC Prepayment Amount, all interest accruing on the Term Loan after the SPAC Effective Date at a rate per annum of up to 3.50% may be paid by capitalizing such interest and adding such capitalized interest to the then outstanding principal amount of the Term Loan if the Administrative Borrower elects to so capitalize such interest, which election, in the case of each of the foregoing clauses (ii) through (v), (A) shall be automatically deemed made on the Effective Date for each interest payment date occurring in the Fiscal Year December 31, 2021 and (B) shall thereafter be made in writing by the Administrative Borrower not less than 5 Business Days prior to (1) if a SOFR Loan, the commencement of the relevant Interest Period or (2) if a Reference Rate Loan, the last Business Day of each Fiscal Quarter of the Parent and its Subsidiaries. Any interest to be so capitalized pursuant to this clause (b) shall be capitalized on (x) if a SOFR Loan, the last day of the applicable Interest Period with respect thereto, or (y) if a Reference Rate Loan, the last Business Day of each Fiscal Quarter of the Parent and its Subsidiaries and, in each case, added to the then outstanding principal amount of the Term Loan and, thereafter, shall bear interest as provided hereunder as if it had originally been part of the outstanding principal of the Term Loan.

(c) Default Interest: upon the occurrence and during the continuance of an Event of Default, the principal (including the PIK Amount) of, and all accrued and unpaid interest on, all Loans, fees, indemnities or any other Obligations of the Loan Parties under the Financing Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

(d) Interest Payment: interest (other than the PIK Amount, which shall be capitalized in accordance with Section 2.04(b) of the Financing Agreement) on each Loan shall be payable (i) in the case of a Reference Rate Loan, quarterly, in arrears, on the last Business Day of each Fiscal Quarter of the Parent and its Subsidiaries, commencing on the last Business Day of the Fiscal Quarter of the Parent and its Subsidiaries in which such Loan is made, (ii) in the case of a SOFR Loan, on the last day of each Interest Period applicable to such Loan and (iii) in the case of each Loan, at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand.

c. Repayment of Loans:	(a) The outstanding principal of all Revolving Loans shall be due and payable on the Final Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of the Financing Agreement.

(b) The outstanding unpaid principal amount of the initial Term Loan made on the Effective Date and each additional Term Loan made after the Effective Date shall be repaid in consecutive quarterly installments on the last Business Day of each Fiscal Quarter (each a “Payment Date”), beginning with the Fiscal Quarter ending June 30, 2022. Each such quarterly installment shall be in an aggregate amount equal to the percentage of the aggregate original principal amount of such initial Term Loan and each such additional Term Loan, as applicable, set forth below opposite the applicable Payment Date set forth below:

Payment Date
Quarterly Percentage

The last Business Day of the Fiscal Quarter ended June 30, 2022
3.125%

The last Business Day of each Fiscal Quarter ended on and after September 30, 2022
1.25%

Notwithstanding the foregoing, the last installment in respect of the Term Loan shall be in the amount necessary to repay in full the unpaid principal amount of the Term Loan.

The outstanding unpaid principal amount of the Term Loan, and all accrued and unpaid interest thereon, shall be due and payable on the earliest of (A) the Final Maturity Date and (B) the date on which the Term Loan is declared due and payable pursuant to the terms of Section 9.01 of the Financing Agreement.
d. Pledged Shares:	Pledged Shares as defined in the Share Pledge Agreement.

Except as otherwise expressly defined below, capitalized terms used in this Exhibit shall have the respective meanings assigned thereto in the Financing Agreement:

“Applicable Margin” means, as of any date of determination, (a) during the period from and after the Effective Date through and including June 30, 2021, with respect to the interest rate of (i) any Reference Rate Loan or any portion thereof, 9.50% per annum and (ii) any SOFR Loan or any portion thereof, 10.50% per annum, (b) during the period after June 30, 2021 through and including September 30, 2021, with respect to the interest rate of (i) any Reference Rate Loan or any portion thereof, 8.50% per annum and (ii) any SOFR Loan or any portion thereof, 9.50% per annum, (c) during the period after September 30, 2021 through and including March 31, 2022, with respect to the interest rate of (i) any Reference Rate Loan or any portion thereof, 9.50% per annum and (ii) any SOFR Loan or any portion thereof, 10.50% per annum, (d) during the period after March 31, 2022 through and including the date of the consummation of the SPAC Restructuring, with respect to the interest rate of (i) any Reference Rate Loan or any portion thereof, 8.50% per annum and (ii) any SOFR Loan or any portion thereof, 9.50% per annum, and (e) thereafter, the relevant Applicable Margin shall be set at the respective level indicated below for each Fiscal Quarter based upon the average daily balance of the outstandingTerm Loan Obligations during the immediately preceding Fiscal Quarter:

Level	Amount of Term Loan Obligations	Reference Rate Loan	SOFR Loan
I	≥ $130,000	7.50%	8.50%
II	< $130,000 but ≥$120,000	7.00%	8.00%
III	< $120,000 but ≥$110,000	7.00%	7.50%
IV	< $100,000	6.00%	7.00%

provided, however, from and after the first day of the first Fiscal Quarter following the 18 month anniversary of the consummation of the SPAC Restructuring (such date, the “18 Month Anniversary Date”), the Applicable Margin, with respect to the interest rate of (a) any Reference Rate Loan or any portion thereof and (b) any SOFR Loan or any portion thereof, shall be set at the Applicable Margin Level in effect on the last day of the Fiscal Quarter during which such 18 Month Anniversary Date occurs.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Final Maturity Date” means December 23, 2024.

“Post-Default Rate” means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of the Financing Agreement plus 2.00%, or, if a rate of interest is not otherwise in effect, interest at the highest rate specified herein for any Loan then outstanding prior to an Event of Default plus 2.00%.

“Floor” means a rate of interest equal to 1.75%.

“Reference Rate” means, for any period, the greatest of (a) 2.75% per annum, (b) the Federal Funds Rate plus 0.50% per annum, (c) Adjusted Term SOFR for a one-month tenor in effect two (2) U.S. Government Securities business days prior to the date of such determination plus 1.00% per annum, and (d) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities business days prior to the first day of such interest period, provided, however, that if as of 5:00 p.m. (New York City time) on any determination day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S.

Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and

(b) for any calculation with respect to a Reference Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Reference Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Reference Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Reference Rate SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Adjustment” means a percentage per annum as set forth below for the applicable interest period therefor:

Interest Period	Percentage
One month 0.11448%	One month 0.11448%
Three months 0.26161%	Three months 0.26161%

* * * * *

The table above summarizing certain terms of the Secured Obligations has been prepared by the parties to comply with relevant Brazilian legal requirements. Such table is not intended and shall not be construed so as to modify, amend or supersede the actual terms of the loans and other Secured Obligations from time to time, as set forth in the Financing Agreement or in any other document related to it, nor shall it limit the rights of Administrative Agent and the Secured Parties.

EXHIBIT II

FORM OF IRREVOCABLE POWER OF ATTORNEY

Administrative Agent

MONDEE BRAZIL, LLC, a Delaware company registered with the Delaware Secretary of State under No. 7261315, with registered office at 251 Little Falls Drive, Wilmington, New Castle County, State of Delaware, 19808, United States of America, and registered with the Brazilian Corporate Taxpayer´s Registry (“CNPJ”) under No. 49.371.655/0001-65, herein represented in accordance with its incorporation documents, and MONDEE, INC., a Delaware corporation registered with the Delaware Secretary of State under No. 5036854, with registered office at 160 Greentree Drive, Suite 101, City of Dover, County of Kent, State of Delaware, 19904, United States of America, and registered with the CNPJ under No. 49.371.656/0001-00, herein represented in accordance with its incorporation documents (both collectively hereinafter referred to as the "Grantors"), irrevocably and irreversibly constitutes and appoints TCW ASSET MANAGEMENT COMPANY LLC (together with its successors and permitted assigns, the “Administrative Agent” or the “Grantee”), a limited liability company incorporated under the laws of Delaware, with its headquarters in 865 S. Figueroa Street, City of Los Angeles, State of California 90017, United States of America, acting as representative and attorney-in-fact for the Secured Parties according to the Financing Agreement dated as of December 23, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”); as its attorney-in-fact to act in their name and place, to the fullest extent permitted by law, to do and perform the following acts in connection and in compliance with the Share Pledge Agreement (as amended, supplemented or otherwise modified from time to time, the “Share Pledge Agreement”) executed on the date hereof for the pledge of the shares issued by ORINTER VIAGENS E TURISMO S.A., a corporation organized and existing under the laws of Brazil, with its headquarters in the City of Blumenau, State of Santa Catarina, at Alameda Rio Branco, No. 238, 1st floor, sobreloja, CEP (ZIP Code) 89.010-300, enrolled with the CNPJ under No. 82.170.291/0001-20, herein represented in accordance with its bylaws (the “Company”):

(a) if an Enforcement Event (as defined in the Share Pledge Agreement) shall have occurred and be continuing, to dispose of the Pledged Assets and Rights (or any part thereof), collect any proceeds arising from the sale of the Pledged Assets and Rights and privately or publicly sell, assign, give option or options to purchase or otherwise dispose of and deliver the Pledged Assets and Rights or any part thereof at the best price and conditions presented by the potential buyers, pursuant to the provisions set forth in articles 1,433, item IV, and 1,435, Item V, of the Brazilian Civil Code, the Grantee being vested with all necessary powers incidental thereto, including, without limitation, the power and authority to execute amendments to the bylaws of the Company, to purchase foreign currency and make all remittances abroad, to sign any necessary foreign exchange contract with financial institutions in Brazil that may be required to make such remittances and to represent the Grantors before the Central Bank of Brazil, financial institutions, private and public law legal entities, the Board of Trade of the State of Santa Catarina (Junta Comercial do Estado de Santa Catarina) and any other Brazilian governmental authority when necessary to accomplish the purposes of the Share Pledge Agreement;

(b) if an Enforcement Event (as defined in the Share Pledge Agreement) shall have occurred and be continuing, to take all necessary actions and to execute and deliver any instrument before, and apply for all authorizations and consents from, any governmental authority in the case of a private or public sale of the Pledged Assets and Rights in accordance with the terms and conditions set out in the Share Pledge Agreement;

(c)     to take any action and to execute and deliver any instrument consistent with the terms of the Share Pledge Agreement as the Grantee may consider to be required to accomplish the purposes of the Share Pledge Agreement; and

(d) at any time, to take any action and to execute and deliver any instrument as may be required to perfect the Security created by the Share Pledge Agreement.

Capitalized terms used, but not defined herein, shall have the meaning ascribed to them in the Share Pledge Agreement.

Any and all act under this Power of Attorney may only be performed to the extent they refer to the Share Pledge Agreement and the security created thereunder.

The powers granted herein are in addition to the powers granted by the Grantors to the Grantee in the Share Pledge Agreement or any other document and do not cancel or revoke any of such powers.

This power of attorney is granted as a condition to the Share Pledge Agreement and as a means to comply with the obligations set forth therein, in accordance with article 684 and the sole paragraph of article 686 of the Brazilian Civil Code, and shall be irrevocable, valid and effective until the Share Pledge Agreement has been terminated in accordance with its terms.

This instrument shall be valid until December 23, 2024, and shall be renewed pursuant to the Share Pledge Agreement.

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Signature page 1/1 of the Form of Irrevocable Power of Attorney, executed on ________, 2023, by Mondee Brazil, LLC and Mondee, Inc., as Grantors.

IN WITNESS WHEREOF, the Grantors have caused their duly authorized representatives to execute this power of attorney on ___________, 2023.

MONDEE BRAZIL, LLC

__________________________
Name: Prasad Gundumogula
Title: Manager

State of Texas

County of _____________

I do hereby certify that Prasad Gundumogula, a manager of Mondee Brazil, LLC, personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my hand and official seal, this the ____ day of ________ 2023.

(Official Seal)
    Official Signature of Notary

                    , Notary Public
    Notary’s printed name

    My Commission Expires:

MONDEE, INC

____________________________
Name: Prasad Gundumogula
Title: CEO

State of Texas

County of _____________

I do hereby certify that Prasad Gundumogula, CEO of Mondee, Inc., personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my hand and official seal, this the ____ day of ________ 2023.

(Official Seal)
    Official Signature of Notary

                    , Notary Public
    Notary’s printed name

    My Commission Expires: